Exhibit 99.1

FOR IMMEDIATE RELEASE

PREMIER, INC. REPORTS FISCAL 2016 SECOND-QUARTER RESULTS

CHARLOTTE, NC, February 8, 2016 – Premier, Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2016 second quarter ended December 31, 2015.

Second-Quarter Highlights:

•	Net revenue increased 17% to $291.7 million from the same period last year; Supply Chain Services segment revenue rose 13% and Performance Services segment revenue increased 27%.

•	Adjusted EBITDA* increased 17% to $116.1 million from the same period last year.

•	Adjusted fully distributed net income* increased 18% to $61.7 million, or $0.42 on a fully diluted per-share basis, from the same period a year ago. GAAP net income totaled $61.0 million, compared with $65.8 million in the prior year.

*	Descriptions of adjusted EBITDA, adjusted fully distributed net income and other non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Measures,” and reconciliations are provided in the tables at the end of this release.

“Our second-quarter financial performance demonstrates the growing power of Premier’s integrated business model as our multiple growth drivers unite to provide comprehensive solutions to the many cost, quality, safety and population health challenges facing our healthcare providers,” said Susan DeVore, president and chief executive officer. “The businesses within Supply Chain Services and Performance Services delivered significant year-over-year growth in the quarter, driving a 17% increase in both consolidated net revenue and adjusted EBITDA. Based on this performance and our current outlook and assumptions for the remainder of the fiscal year, we are raising fiscal 2016 full-year revenue and earnings guidance.”

“Longer term, we remain well positioned to continue to lead the transformation of healthcare delivery in this country through co-innovation with our member health systems across the continuum of care,” DeVore said. “We believe our comprehensive, cloud-based, provider-centric technology platform, coupled with industry leading advisory services across the areas of cost, quality, safety and population health, provide solutions unmatched in the marketplace.”

Premier, Inc. FY’16 Q2 Results

Results of Operations for the Second Quarter of Fiscal 2016

Consolidated Second-Quarter Financial Highlights

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands, except per share data)	2015	2014	% Change	2015	2014	% Change
Net Revenue:
Supply Chain Services:
Net administrative fees	$120,733	$112,675	7%	$238,682	$219,198	9%
Other services and support	1,040	237	339%	1,859	452	311%

Services	121,773	112,912	8%	240,541	219,650	10%
Products	81,316	66,696	22%	159,097	130,260	22%

Total Supply Chain Services	203,089	179,608	13%	399,638	349,910	14%
Performance Services:
Services	88,580	69,837	27%	162,866	128,843	26%

Total	$291,669	$249,445	17%	$562,504	$478,753	17%

Adjusted EBITDA (a):
Supply Chain Services	$107,989	$97,342	11%	$210,938	$188,610	12%
Performance Services	34,462	23,189	49%	59,387	41,551	43%

Total segment adjusted EBITDA	142,451	120,531	18%	270,325	230,161	17%
Corporate	(26,396)	(21,723)	22%	(49,273)	(40,835)	21%

Total	$116,055	$98,808	17%	$221,052	$189,326	17%

Non-GAAP adjusted fully distributed net income (a)	$61,747	$52,130	18%	$117,770	$99,895	18%

Non-GAAP earnings per share on adjusted fully distributed net income - diluted (a)	$0.42	$0.36	17%	$0.81	$0.69	17%

Weighted average fully distributed shares outstanding - diluted	146,094	145,211		145,927	145,146

(a)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

For the fiscal second quarter ended December 31, 2015, Premier generated net revenue of $291.7 million, an increase of 17% from net revenue of $249.4 million for the same period a year ago.

Adjusted EBITDA of $116.1 million increased 17% from $98.8 million for the same period last year. The increase was driven by revenue growth in both of the company’s business segments, contributions from recent acquisitions in the current year and effective management of operating expenses.

Adjusted fully distributed net income for the fiscal second quarter rose 18% to $61.7 million, or $0.42 per fully diluted share, from $52.1 million, or $0.36 per fully diluted share, for the same period a year ago. Adjusted fully distributed earnings per share is a non-GAAP financial measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all stockholders as if all Class B stockholders exchange their Class B common units and associated Class B common shares for Class A common shares, and reflects income taxes at an estimated effective rate of 40% on 100% of pretax income.

GAAP net income for the fiscal second quarter totaled $61.0 million, compared with $65.8 million for the same quarter a year ago. The decline is primarily attributable to higher income tax expense resulting from the recording of a valuation allowance against a portion of the company’s deferred tax assets. Fiscal 2016 and 2015 second-quarter net income attributable to stockholders required non-cash adjustments of $(65.6) million and $(42.3) million, respectively, to reflect the change in redemption value of the limited partners Class B common unit ownership at the end of each period. These non-cash adjustments result from changes in the company’s stock price

Premier, Inc. FY’16 Q2 Results

between periods and do not reflect results of the company’s business operations. After these non-cash adjustments based on changes in stock price, the company reported a GAAP net loss attributable to stockholders of $1.31 per share, compared with a GAAP net loss attributable to stockholders of $0.93 per share a year ago. (See income statement in the tables section of this press release.)

Segment Results

Supply Chain Services

For the fiscal second quarter ended December 31, 2015, the Supply Chain Services segment generated net revenue of $203.1 million, an increase of 13% from $179.6 million a year ago. Revenue growth was driven by strong performance of both the company’s group purchasing organization (GPO) and products businesses. GPO net administrative fees revenue of $120.7 million increased 7% from a year ago, resulting from increased contract penetration of existing members, continued recruitment and conversion of members and positive utilization trends, although at a more normalized level. Product sales of $81.3 million increased 22% from a year ago due to the ongoing growth in member utilization of the company’s direct sourcing and specialty pharmacy businesses.

Supply Chain Services segment adjusted EBITDA of $108.0 million for the fiscal 2016 second quarter increased 11% from $97.3 million for the same period a year ago. The increase primarily reflects growth in net administrative fees revenue and the effective management of operating expenses.

Performance Services

For the fiscal second quarter ended December 31, 2015, the Performance Services segment generated net revenue of $88.6 million, an increase of 27% from $69.8 million for the same quarter last year. Revenue growth was driven by PremierConnect SaaS-based (software-as-a-service) subscriptions and renewals and the company’s advisory services as well as contributions from the recent acquisitions of CECity.Com, Inc., Healthcare Insights, LLC and InflowHealth LLC.

Performance Services segment adjusted EBITDA was $34.5 million for the fiscal 2016 second quarter, an increase of 49% from $23.2 million for the same quarter last year. The growth in adjusted EBITDA reflects increased revenue from PremierConnect SaaS-based subscriptions and licenses, advisory services, contributions from recent acquisitions and effective management of operating expenses.

Results of Operations for the Six Months Ended December 31, 2015

For the six months ended December 31, 2015, Premier generated net revenue of $562.5 million, an increase of 17%, from net revenue of $478.8 million for the same period a year ago. Adjusted EBITDA of $221.1 million increased 17% from $189.3 million for the same period last year. Adjusted fully distributed net income for the six months rose 18% to $117.8 million, or $0.81 per fully diluted share, from $99.9 million, or $0.69 per fully diluted share, for the same period a year ago.

Premier, Inc. FY’16 Q2 Results

GAAP Net income for the six-month period totaled $113.2 million, compared with $130.7 million for the same period a year ago. Fiscal 2016 and 2015 six-month net income attributable to stockholders required non-cash adjustments of $401.2 million and $(424.9) million, respectively, to reflect changes in redemption value of the limited partners Class B common unit ownership at the end of each period. These non-cash adjustments result from changes in the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments based on the changes in stock price, the company reported GAAP net income attributable to stockholders of $0.60 per fully diluted share, compared with a GAAP net loss attributable to stockholders of $11.96 per share a year ago. (See income statement in the tables section of this press release.)

Supply Chain Services segment net revenue for the first six months of fiscal 2016 increased 14% to $399.6 million from $349.9 million a year earlier. Supply Chain Services segment adjusted EBITDA increased 12%, to $210.9 million from $188.6 million for the prior year.

Performance Services segment net revenue for the first six months of fiscal 2016 increased 26% to $162.9 million from $128.8 million a year earlier, while segment adjusted EBITDA increased 43% to $59.4 million from $41.6 million.

Cash Flows and Liquidity

Cash provided by operating activities was $138.8 million for the six-month period ended December 31, 2015, compared with $153.7 million for the same period a year ago. At December 31, 2015, the company’s cash, cash equivalents and short- and long-term marketable securities totaled $251.6 million, compared with $469.5 million at December 31, 2014, and consisted of $157.4 million in cash and cash equivalents and $94.2 million in marketable securities with maturities ranging from three months to five years. The reduction in cash, cash equivalents and short- and long-term marketable securities, as compared to last year, was due to the company’s acquisitions of CECity.Com, Inc., Healthcare Insights, LLC and InflowHealth LLC during the first half of fiscal 2016. Through the first six months of fiscal 2016, the company had capital expenditures of $38.9 million.

Free cash flow for the quarter ended December 31, 2015 was $71.3 million, compared with $67.1 million for the same period last year. The company continues to expect that 40% to 50% of adjusted EBITDA will convert to free cash flow for the full fiscal year. The company does expect variability in free cash flow in certain quarters as a result of the timing of certain payments. The company defines free cash flow as cash provided by operating activities less distributions to limited partners, purchases of property and equipment, and payments to limited partners under tax receivable agreements (see free cash flow reconciliation to net cash provided by operating activities in the tables section of this press release).

At December 31, 2015, the company had an outstanding balance of $100.0 million on its five-year $750.0 million revolving credit facility. During the fiscal first quarter, the company borrowed $150.0 million to partially fund the acquisition of CECity.Com, Inc. which closed on August 20, 2015, and repaid $50.0 million in the fiscal second quarter.

Fiscal 2016 Outlook and Guidance

Based on fiscal second-quarter results and management’s current expectations and assumptions for the remainder of fiscal 2016, the company is raising full fiscal-year 2016 financial guidance as set forth below.

Premier, Inc. FY’16 Q2 Results

Fiscal 2016 Financial Guidance

Premier, Inc. raises full-year fiscal 2016 financial guidance, as follows:

(in millions, except per share data)	Updated FY 2016	% YoY Increase	Previous FY 2016
Net Revenue:
Supply Chain Services segment	$802 - $823	9% - 12%	$792 - $813
Performance Services segment	$352 - $362	31% - 35%	$352 - $362

Total Net Revenue	$1,154 - $1,185	15% - 18%	$1,144 - $1,175
Non-GAAP adjusted EBITDA	$430 - $449	9% - 14%	$425 - $444
Non-GAAP adjusted fully distributed EPS	$1.57 - $1.65	10% - 15%	$1.54 - $1.62

(1)	Updated February 8, 2016. The Company does not reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted fully distributed earnings per-share to net income (loss) or GAAP earnings per share because the Company does not provide guidance for reconciling items between net income (loss) and non-GAAP adjusted EBITDA and non-GAAP adjusted fully distributed earnings per share. The Company is unable to provide guidance for these reconciling items since certain items that impact net income (loss) are outside of the Company’s control and cannot be reasonably predicted. Accordingly, a reconciliation to net income (loss) or GAAP earnings per share is not available without unreasonable effort.

The company’s updated fiscal full-year 2016 outlook is based on stronger-than-anticipated Supply Chain Services revenue and stronger-than-expected adjusted EBITDA performance in both Supply Chain Services and Performance Services segments in the first half of the fiscal year. Key assumptions include: expectations of continued stable growth in the Supply Chain Services segment through the continued (but more normalized) growth of the company’s direct sourcing and specialty pharmacy businesses; the addition and contract conversion ramp-up of new GPO members; deeper penetration of existing members’ supply spend; increased product and services sales in the Performance Services segment, including sales and use of SaaS-based products; increased member participation in performance improvement collaboratives and increased demand for advisory services; the contribution from the Centers for Medicare & Medicaid Services one-year contract award related to the Partnership for Patients initiative that began in October 2015; and the continuation of historically high retention and renewal rates of Premier’s GPO and SaaS informatics products.

Guidance assumptions also include the integration and realization of anticipated financial and operational contributions from the CECity, Healthcare Insights and InflowHealth acquisitions previously announced but do not contemplate the impact of any potential future acquisitions. Premier expects fiscal 2016 capital expenditures of approximately $83 million and a consolidated EBITDA margin approximating 38%, as a result of our intentional business mix shift related to our growth strategy and the impact of the recent acquisitions.

The statements in this “Outlook and Guidance” discussion are “forward-looking statements.” For additional information regarding the use and limitations of such statements, see “Forward-Looking Statements” below and the “Risk Factors” section of the company’s Form 10-K for the fiscal year ended June 30, 2015.

Conference Call

Premier management will host a conference call and live audio webcast on Monday, February 8, 2016, at 5:00 p.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. To expedite access, participants should preregister at this website, at which time the participant will be sent a confirmation email including dial-in numbers and a unique PIN for those who wish to participate by phone. A replay of the conference call will be available on the investor relations page of Premier’s website.

Premier, Inc. FY’16 Q2 Results

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,600 U.S. hospitals and 120,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income, adjusted fully distributed earnings per share, and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results.

In addition, adjusted fully distributed net income eliminates the variability of non-controlling interest as a result of member owner exchanges of Class B common stock and corresponding Class B units into shares of Class A common stock (which exchanges are a member owner’s cumulative right, but not obligation, which began on October 31, 2014, and occur each quarter thereafter, and are limited to one-seventh of the member owner’s initial allocation of Class B common units) and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income attributable to PHSI (i) excluding income tax expense, (ii) excluding the effect of non-recurring and non-cash items, (iii) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (iv) reflecting an adjustment for income tax expense on non-GAAP pro forma fully distributed net income before income taxes at the company’s estimated effective income tax rate.

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. Non-recurring items include certain strategic and financial restructuring expenses.

Premier, Inc. FY’16 Q2 Results

Non-operating items include gain or loss on disposal of assets. Segment adjusted EBITDA is defined as the segment’s net revenue less operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Free cash flow is defined as cash provided by operating activities less distributions to limited partners and purchases of property and equipment and payments to limited partners under tax receivable agreements. Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the Company to enhance stockholder value through acquisitions, partnerships, investments in related or complimentary businesses and debt reduction.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those under the heading “Fiscal 2016 Outlook and Guidance” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of Premier’s Form 10-K for the fiscal year ended June 30, 2015 and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, including as a result of new information or future events that occur after that date.

Premier, Inc. FY’16 Q2 Results

Contacts

Investor contact:	Media contact:

Jim Storey	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.5958	202.897.8004
jim_storey@premierinc.com	amanda_forster@premierinc.com

(Tables Follow)

Premier, Inc. FY’16 Q2 Results

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Net revenue:
Net administrative fees	$120,733	$112,675	$238,682	$219,198
Other services and support	89,620	70,074	164,725	129,295

Services	210,353	182,749	403,407	348,493
Products	81,316	66,696	159,097	130,260

Net revenue	291,669	249,445	562,504	478,753
Cost of revenue:
Services	40,492	35,276	78,616	68,040
Products	72,105	59,256	143,104	116,513

Cost of revenue	112,597	94,532	221,720	184,553

Gross profit	179,072	154,913	340,784	294,200
Operating expenses:
Selling, general and administrative	99,284	85,391	186,222	156,557
Research and development	424	716	880	1,789
Amortization of purchased intangible assets	9,271	3,141	15,318	4,044

Operating expenses	108,979	89,248	202,420	162,390

Operating income	70,093	65,665	138,364	131,810

Equity in net income of unconsolidated affiliates	4,785	4,749	9,375	9,615
Interest and investment (expense) income, net	(937)	122	(696)	313
Other expense, net	(272)	(458)	(2,081)	(962)

Other income, net	3,576	4,413	6,598	8,966

Income before income taxes	73,669	70,078	144,962	140,776
Income tax expense	12,674	4,270	31,714	10,081

Net income	60,995	65,808	113,248	130,695
Net income attributable to noncontrolling interest in S2S Global	—	(786)	—	(1,584)
Net income attributable to noncontrolling interest in Premier LP	(49,817)	(55,751)	(97,717)	(110,567)

Net income attributable to noncontrolling interest	(49,817)	(56,537)	(97,717)	(112,151)

Adjustment of redeemable limited partners’ capital to redemption amount	(65,561)	(42,250)	401,240	(424,907)

Net income (loss) attributable to stockholders	$(54,383)	$(32,979)	$416,771	$(406,363)

Weighted average shares outstanding:
Basic	41,575	35,589	39,655	33,965
Diluted	41,575	35,589	148,167	33,965
Earnings (loss) per share attributable to stockholders (a)
Basic	$(1.31)	$(0.93)	$10.51	$(11.96)
Diluted	$(1.31)	$(0.93)	$0.60	$(11.96)

(a)	Earnings (loss) per share attributable to stockholders includes an adjustment to net income (loss) attributable to stockholders of redeemable limited partners’ capital to redemption amount of ($65.6) million and ($42.2) million for the three months ended December 31, 2015 and 2014, respectively, and $401.2 million and ($424.9 million) for the six months ended December 31, 2015 and 2014, respectively.

Premier, Inc. FY’16 Q2 Results

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2015	June 30, 2015
	(Unaudited)	(Audited)
Assets
Cash and cash equivalents	$157,410	$146,522
Marketable securities	42,205	240,667
Accounts receivable	125,052	99,120
Inventory	30,244	33,058
Prepaid expenses and other current assets	28,083	22,353
Due from related parties	3,764	3,444

Total current assets	386,758	545,164
Marketable securities	51,963	174,745
Property and equipment, net	163,044	147,625
Intangible assets, net	175,952	38,669
Goodwill	537,905	215,645
Deferred income tax assets	408,512	353,723
Deferred compensation plan assets	38,428	37,483
Other assets	25,418	17,137

Total assets	$1,787,980	$1,530,191

Liabilities, redeemable limited partners’ capital and stockholders’ deficit
Accounts payable	$25,829	$37,634
Accrued expenses	48,163	41,261
Revenue share obligations	60,798	59,259
Limited partners’ distribution payable	22,505	22,432
Accrued compensation and benefits	34,153	51,066
Deferred revenue	48,872	39,824
Current portion of tax receivable agreements	11,080	11,123
Current portion of long-term debt	4,046	2,256
Other liabilities	7,123	4,776

Total current liabilities	262,569	269,631
Long-term debt, less current portion	113,104	15,679
Tax receivable agreements, less current portion	275,621	224,754
Deferred compensation plan obligations	38,428	37,483
Other liabilities	21,081	20,914

Total liabilities	710,803	568,461

Redeemable limited partners’ capital	3,523,690	4,079,832

Stockholders’ deficit:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 43,646,315 and 37,668,870 shares issued and outstanding at December 31, 2015 and June 30, 2015, respectively	436	377
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 100,150,698 and 106,382,552 shares issued and outstanding at December 31, 2015 and June 30, 2015, respectively	—	—
Accumulated deficit	(2,446,788)	(3,118,474)
Accumulated other comprehensive loss	(161)	(5)

Total stockholders’ deficit	(2,446,513)	(3,118,102)

Total liabilities, redeemable limited partners’ capital and stockholders’ deficit	$1,787,980	$1,530,191

Premier, Inc. FY’16 Q2 Results

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended December 31,
	2015	2014
Operating activities
Net income	$113,248	$130,695
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,382	25,614
Equity in net income of unconsolidated affiliates	(9,375)	(9,615)
Deferred income taxes	21,331	917
Stock-based compensation	25,022	13,844
Employee stock purchase plan expense	232	—
Adjustment to tax receivable agreement liability	(4,818)	1,073
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other current assets	(26,245)	(11,276)
Other assets	(10,853)	(3,754)
Inventory	2,814	(6,854)
Accounts payable, accrued expenses, revenue share obligations and other current liabilities	(12,376)	11,246
Long-term liabilities	166	674
Other operating activities	308	1,151

Net cash provided by operating activities	138,836	153,715

Investing activities
Purchase of marketable securities	(19,211)	(123,536)
Proceeds from sale of marketable securities	339,674	190,734
Acquisition of CECity.com, Inc., net of cash acquired	(398,261)	—
Acquisition of Healthcare Insights, LLC, net of cash acquired	(64,634)	—
Acquisition of InFlow Health, LLC	(10,197)	—
Acquisition of Aperek, Inc., net of cash acquired	—	(47,446)
Acquisition of TheraDoc, Inc., net of cash acquired	—	(108,561)
Investment in unconsolidated affiliate	(1,000)	—
Distributions received on equity investment	11,743	10,050
Purchases of property and equipment	(38,882)	(32,411)
Other investing activities	(5)	353

Net cash used in investing activities	(180,773)	(110,817)

Financing activities
Payments made on notes payable	(1,336)	(684)
Proceeds from S2S Global revolving line of credit	—	800
Payments on S2S Global revolving line of credit	—	(500)
Proceeds from credit facility	150,000	—
Payments on senior secured line of credit	(50,000)	—
Proceeds from exercise of stock options under equity incentive plan	237	446
Proceeds from issuance of Class A common stock under stock purchase plan	1,302	—
Repurchase of restricted units	(46)	(31)
Final remittance of net income attributable to S2S Global before February 1, 2015	(1,890)	—
Distributions to limited partners of Premier LP	(45,461)	(45,099)
Other financing activities	19	—

Net cash provided by (used in) financing activities	52,825	(45,068)

Net decrease in cash and cash equivalents	10,888	(2,170)
Cash and cash equivalents at beginning of period	146,522	131,786

Cash and cash equivalents at end of period	$157,410	$129,616

Premier, Inc. FY’16 Q2 Results

Supplemental Financial Information - Reporting of Adjusted EBITDA

and Non-GAAP Adjusted Fully Distributed Net Income

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Reconciliation of Net Income to Adjusted EBITDA and Reconciliation of Segment Adjusted EBITDA to Income Before Income Taxes:

Net income	$60,995	$65,808	$113,248	$130,695
Interest and investment income, net	937	(122)	696	(313)
Income tax expense	12,674	4,270	31,714	10,081
Depreciation and amortization	12,199	11,262	24,064	21,570
Amortization of purchased intangible assets	9,271	3,141	15,318	4,044

EBITDA	96,076	84,359	185,040	166,077
Stock-based compensation	11,554	7,405	25,254	13,844
Acquisition related expenses	5,644	2,267	9,116	3,545
Strategic and financial restructuring expenses	208	1,183	235	1,279
ERP implementation expenses	1,518	—	2,078	—
Adjustment to tax receivable agreement liability	—	—	(4,818)	(1,073)
Acquisition related adjustment - deferred revenue	1,047	3,596	4,139	5,661
Other income, net	8	(2)	8	(7)

Adjusted EBITDA	$116,055	$98,808	$221,052	$189,326

Segment Adjusted EBITDA:
Supply Chain Services	$107,989	$97,342	$210,938	$188,610
Performance Services	34,462	23,189	59,387	41,551
Corporate	(26,396)	(21,723)	(49,273)	(40,835)

Adjusted EBITDA	$116,055	$98,808	$221,052	$189,326
Depreciation and amortization	(12,199)	(11,262)	(24,064)	(21,570)
Amortization of purchased intangible assets	(9,271)	(3,141)	(15,318)	(4,044)
Stock-based compensation	(11,554)	(7,405)	(25,254)	(13,844)
Acquisition related expenses	(5,644)	(2,267)	(9,116)	(3,545)
Strategic and financial restructuring expenses	(208)	(1,183)	(235)	(1,279)
ERP implementation expenses	(1,518)	—	(2,078)	—
Adjustment to tax receivable agreement liability	—	—	4,818	1,073
Acquisition related adjustment - deferred revenue	(1,047)	(3,596)	(4,139)	(5,661)
Equity in net income of unconsolidated affiliates	(4,785)	(4,749)	(9,375)	(9,615)
Deferred compensation plan expense	264	460	2,073	969

Operating income	$70,093	$65,665	$138,364	$131,810

Equity in net income of unconsolidated affiliates	4,785	4,749	9,375	9,615
Interest and investment income, net	(937)	122	(696)	313
Other expense, net	(272)	(458)	(2,081)	(962)

Income before income taxes	$73,669	$70,078	$144,962	$140,776

Reconciliation of Net Income (Loss) Attributable to Stockholders to Non-GAAP Adjusted Fully Distributed Net Income:

Net income (loss) attributable to stockholders	$(54,383)	$(32,979)	$416,771	$(406,363)
Adjustment of redeemable partners’ capital to redemption amount	65,561	42,250	(401,240)	424,907
Income tax expense	12,674	4,270	31,714	10,081
Stock-based compensation	11,554	7,405	25,254	13,844
Acquisition related expenses	5,644	2,267	9,116	3,545
Strategic and financial restructuring expenses	208	1,183	235	1,279
ERP implementation expenses	1,518	—	2,078	—
Adjustment to tax receivable agreement liability	—	—	(4,818)	(1,073)
Acquisition related adjustment - deferred revenue	1,047	3,596	4,139	5,661
Amortization of purchased intangible assets	9,271	3,141	15,318	4,044
Net income attributable to noncontrolling interest in Premier LP	49,817	55,751	97,717	110,567

Non-GAAP fully distributed income before income taxes	102,911	86,884	196,284	166,492
Income tax expense on fully distributed income before income taxes	41,164	34,754	78,514	66,597

Non-GAAP Adjusted Fully Distributed Net Income	$61,747	$52,130	$117,770	$99,895

Premier, Inc. FY’16 Q2 Results

Supplemental Financial Information - Reporting of Non-GAAP Free Cash Flow

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Three Months Ended September 30,		Six Months Ended December 31,
	2015	2014	2015	2014	2015	2014
Reconciliation of Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow:

Net cash provided by operating activities	$116,117	$107,842	$22,719	$45,873	$138,836	$153,715
Purchases of property and equipment	(21,741)	$(18,051)	(17,141)	(14,360)	(38,882)	(32,411)
Distributions to limited partners	(23,029)	$(22,691)	(22,432)	(22,408)	(45,461)	(45,099)

Non-GAAP Free Cash Flow	$71,347	$67,100	$(16,854)	$9,105	$54,493	$76,205

Supplemental Financial Information - Reporting of Net Income and Earnings Per Share

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended December 31,
	2015	2014	2015	2014
Reconciliation of numerator for GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income

Net income (loss) attributable to stockholders	$(54,383)	$(32,979)	$416,771	$(406,363)
Adjustment of redeemable limited partners’ capital to redemption amount	65,561	42,250	(401,240)	424,907
Income tax expense	12,674	4,270	31,714	10,081
Stock-based compensation	11,554	7,405	25,254	13,844
Acquisition related expenses	5,644	2,267	9,116	3,545
Strategic and financial restructuring expenses	208	1,183	235	1,279
ERP implementation expenses	1,518	—	2,078	—
Adjustment to tax receivable agreement liability	—	—	(4,818)	(1,073)
Acquisition related adjustment - deferred revenue	1,047	3,596	4,139	5,661
Amortization of purchased intangible assets	9,271	3,141	15,318	4,044
Net income attributable to noncontrolling interest in Premier LP	49,817	55,751	97,717	110,567

Non-GAAP fully distributed income before income taxes	102,911	86,884	196,284	166,492
Income tax expense on fully distributed income before income taxes	41,164	34,754	78,514	66,597

Non-GAAP adjusted fully distributed net income	$61,747	$52,130	$117,770	$99,895

Reconciliation of denominator for GAAP EPS to Non-GAAP Adjusted Fully Distributed Net Income

Weighted Average:
Common shares used for basic and diluted earnings (loss) per share	41,575	35,589	39,655	33,965
Potentially dilutive shares	2,341	948	2,129	785
Conversion of Class B common units	102,178	108,674	104,143	110,396

Weighted average fully distributed shares outstanding - diluted	146,094	145,211	145,927	145,146

Reconciliation of GAAP EPS to Non-GAAP Adjusted Fully Distributed EPS

GAAP earnings (loss) per share	$(1.31)	$(0.93)	$10.51	$(11.96)
Impact of adjustment of redeemable limited partners’ capital to redemption amount	$1.58	$1.19	$(10.12)	$12.51
Impact of additions:
Income tax expense	$0.30	$0.12	$0.80	$0.30
Stock-based compensation	$0.28	$0.21	$0.64	$0.41
Acquisition related expenses	$0.14	$0.06	$0.23	$0.10
Strategic and financial restructuring expenses	$—	$0.03	$0.01	$0.04
ERP implementation expenses	$0.04	$—	$0.05	$—
Adjustment to tax receivable agreement liability	$—	$—	$(0.12)	$(0.03)
Acquisition related adjustment - deferred revenue	$0.02	$0.10	$0.10	$0.17
Amortization of purchased intangible assets	$0.22	$0.09	$0.39	$0.12
Net income attributable to noncontrolling interest in Premier LP	$1.20	$1.57	$2.46	$3.25
Impact of corporation taxes	$(0.99)	$(0.98)	$(1.98)	$(1.96)
Impact of increased share count	$(1.06)	$(1.10)	$(2.16)	$(2.26)

Non-GAAP earnings per share on adjusted fully distributed net income - diluted	$0.42	$0.36	$0.81	$0.69

# # #

Source: Premier, Inc.